Exhibit 99.4

NOTICE OF GUARANTEED DELIVERY

Nuveen Investments, Inc.

OFFERS TO EXCHANGE

$500,000,000 AGGREGATE PRINCIPAL AMOUNT OF 9.125% SENIOR NOTES DUE 2017,
WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE
“SECURITIES ACT”), FOR ANY AND ALL OUTSTANDING 9.125% SENIOR NOTES DUE 2017

$645,000,000 AGGREGATE PRINCIPAL AMOUNT OF 9.5% SENIOR NOTES DUE 2020,
WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT, FOR ANY AND ALL
OUTSTANDING 9.5% SENIOR NOTES DUE 2020

This Notice of Guaranteed Delivery, or one substantially equivalent hereto, must be used to accept the either of the Exchange Offers made by Nuveen Investments, Inc. (the “Issuer”) and certain domestic subsidiaries of the Issuer (the Guarantors”), pursuant to the Prospectus, dated                , 2014 (as amended or supplemented from time to time, the “Prospectus”), and the enclosed Letter of Transmittal (the “Letter of Transmittal”) if the Outstanding Notes are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Exchange Agent prior to 5:00 p.m., New York City time, on the applicable Expiration Date of the applicable Exchange Offer. This Notice of Guaranteed Delivery may be delivered or transmitted by facsimile transmission, registered or certified mail, overnight courier, or hand delivery to U.S. Bank National Association (the “Exchange Agent”) as set forth below. Capitalized terms not defined herein have the meanings ascribed to them in the Letter of Transmittal.

Delivery to: U.S. Bank National Association, Exchange Agent

By Mail or Overnight Courier:	By Facsimile Transmission:	By Hand Delivery:

U.S. Bank National Association		U.S. Bank National Association
U.S. Bank West Side Flats	(651) 466-7372	U.S. Bank West Side Flats
Operations Center		Operations Center
60 Livingston Ave.		60 Livingston Ave.
St. Paul, MN 55107		St. Paul, MN 55107
Attention: Specialized Finance		Attention: Specialized Finance
Reference: Nuveen Investments, Inc.		Reference: Nuveen Investments, Inc.
To Confirm by Telephone:
(800) 934-6802

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature or a Letter of Transmittal is required by an Eligible Guarantor Institution (as defined in the Prospectus), such signature guarantee must appear in the additional space provided on the Letter of Transmittal for Signature Guarantee.

Please read the accompanying instructions carefully.

Ladies and Gentlemen:

Upon the terms and subject to the conditions set forth in the Prospectus and the accompanying Letter of Transmittal, receipt of which is hereby acknowledged, the undersigned hereby tenders to the Issuer the principal amount of the Outstanding Notes set forth below, pursuant to the guaranteed delivery procedures described in “The Exchange Offers—Guaranteed Delivery Procedures” section of the Prospectus.

Name of Tendering Holder:

Series and Principal Amount of the Outstanding Notes Tendered:

Certificate Nos. (or Account Number of Book-Entry Facility):

Signature(s):

Name of Registered or Acting Holder:

Signature(s):

Dated:

Address:

(Zip Code)

(Daytime Area Code and Telephone No.)

☐	Check this Box if the Outstanding Notes will he delivered by book-entry transfer to The Depository Trust Company.

DTC Account Number:

THE ACCOMPANYING GUARANTEE MUST BE COMPLETED.

GUARANTEE OF DELIVERY

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a member of a recognized signature medallion program or an “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby (a) represents that the above person(s) “own(s)” the Outstanding Notes tendered hereby within the meaning of Rule 14e-4(b)(2) under the Exchange Act, (b) represents that the tender of those Outstanding Notes complies with Rule 14e-4 under the Exchange Act, and (c) guarantees to deliver to the Exchange Agent, at its address set forth in the Notice of Guaranteed Delivery, the certificates representing all tendered Outstanding Notes, in proper form for transfer, or a book-entry confirmation (a confirmation of a book-entry transfer of the Outstanding Notes into the Exchange Agent’s account at The Depository Trust Company), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three (3) New York Stock Exchange trading days after the Expiration Date.

Name of Firm:

(Authorized Signature)

Address:

(Zip Code)

Area Code and Tel. No.:

Name:
(Please Type or Print)

Title:

Dated:

NOTE:        DO NOT SEND CERTIFICATES FOR OUTSTANDING NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF CERTIFICATES FOR OUTSTANDING NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth on the cover page hereof prior to the applicable Expiration Date of the applicable Exchange Offer. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and risk of holders and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service. In all cases sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedure, see Instruction 2 of the Letter of Transmittal. No Notice of Guaranteed Delivery should be sent to the Issuer.

2. Signatures on this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Outstanding Notes referred to herein, the signatures must correspond with the name(s) written on the face of the Outstanding Notes without alteration, addition, enlargement, or any change whatsoever.

If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Outstanding Notes listed, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appear(s) on the Outstanding Notes without alteration, addition, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and, unless waived by the Issuer, evidence satisfactory to the Issuer of their authority so to act must be submitted with this Notice of Guaranteed Delivery.

3. Questions and Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address set forth on the cover hereof. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning either of the Exchange Offers.